EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS APRIL 2007

OPERATIONAL PERFORMANCE

HOUSTON, May 1, 2007 - Continental Airlines (NYSE: CAL) today reported an April consolidated (mainline plus regional) load factor of 82.3 percent, 0.2 points below the April 2006 consolidated load factor. The carrier reported a mainline load factor of 82.7 percent, 0.2 points below the April 2006 mainline load factor, and a domestic mainline load factor of 85.5 percent, 0.4 points below April 2006. The airline had a record international mainline load factor of 79.6 percent, 0.1 points above April 2006.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 73.5 percent and an April mainline completion factor of 99.8 percent.

In April 2007, Continental flew 7.9 billion consolidated revenue passenger miles (RPMs) and 9.5 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 4.8 percent and a capacity increase of 5.0 percent as compared to April 2006. In April 2007, Continental flew 7.0 billion mainline RPMs and 8.5 billion mainline ASMs, resulting in a mainline traffic increase of 5.8 percent and a 5.9 percent increase in mainline capacity as compared to April 2006. Domestic mainline traffic was 3.8 billion RPMs in April 2007, up 5.3 percent from April 2006, and domestic mainline capacity was 4.5 billion ASMs, up 5.8 percent from April 2006.

For April 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to be about flat compared to April 2006, while mainline passenger RASM is estimated to have increased between 0.5 and 1.5 percent compared to April 2006. These results were in line with company expectations. The company reiterated its guidance that demand remains strong and, based on its advanced booking outlook, the company expects load factors for the second quarter to keep pace with last year's record levels. For March 2007, consolidated passenger RASM increased 5.0 percent compared to March 2006, while mainline passenger RASM increased 7.3 percent from March 2006.

April 2007 sales at continental.com increased 13 percent over April 2006.

Continental's regional operations had an April load factor of 79.0 percent, 0.7 points below the April 2006 load factor. Regional RPMs were 846.6 million and regional ASMs were 1,071.1 million in April 2007, resulting in a traffic decrease of 2.7 percent and a capacity decrease of 1.9 percent versus April 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2007 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
APRIL	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,821,308	3,629,997	5.3	Percent

International	3,184,423	2,994,440	6.3	Percent
Transatlantic	1,597,423	1,418,576	12.6	Percent
Latin America	985,267	986,261	-0.1	Percent
Pacific	601,733	589,603	2.1	Percent

Mainline	7,005,731	6,624,437	5.8	Percent
Regional	846,583	869,970	-2.7	Percent
Consolidated	7,852,314	7,494,407	4.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,470,334	4,226,613	5.8	Percent

International	3,999,072	3,767,750	6.1	Percent
Transatlantic	1,955,591	1,745,905	12.0	Percent
Latin America	1,232,335	1,223,322	0.7	Percent
Pacific	811,146	798,523	1.6	Percent

Mainline	8,469,406	7,994,363	5.9	Percent
Regional	1,071,051	1,091,999	-1.9	Percent
Consolidated	9,540,457	9,086,362	5.0	Percent
PASSENGER LOAD FACTOR
Domestic	85.5 Percent	85.9 Percent	-0.4	Points

International	79.6 Percent	79.5 Percent	0.1	Points
Transatlantic	81.7 Percent	81.3 Percent	0.4	Points
Latin America	80.0 Percent	80.6 Percent	-0.6	Points
Pacific	74.2 Percent	73.8 Percent	0.4	Points

Mainline	82.7 Percent	82.9 Percent	-0.2	Points
Regional	79.0 Percent	79.7 Percent	-0.7	Points
Consolidated	82.3 Percent	82.5 Percent	-0.2	Points
ONBOARD PASSENGERS
Mainline	4,367,244	4,190,308	4.2	Percent
Regional	1,540,590	1,532,681	0.5	Percent
Consolidated	5,907,834	5,722,989	3.2	Percent
CARGO REVENUE TON MILES (000)
Total	86,250	89,735	-3.9	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	14,209,313	13,598,722	4.5	Percent

International	11,886,832	11,043,808	7.6	Percent
Transatlantic	5,555,378	4,969,226	11.8	Percent
Latin America	3,887,337	3,683,597	5.5	Percent
Pacific	2,444,117	2,390,985	2.2	Percent

Mainline	26,096,145	24,642,530	5.9	Percent
Regional	3,206,229	3,187,921	0.6	Percent
Consolidated	29,302,374	27,830,451	5.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	17,285,894	16,535,260	4.5	Percent

International	15,307,674	14,493,435	5.6	Percent
Transatlantic	7,251,846	6,591,074	10.0	Percent
Latin America	4,846,477	4,699,148	3.1	Percent
Pacific	3,209,351	3,203,213	0.2	Percent

Mainline	32,593,568	31,028,695	5.0	Percent
Regional	4,197,001	4,173,946	0.6	Percent
Consolidated	36,790,569	35,202,641	4.5	Percent
PASSENGER LOAD FACTOR
Domestic	82.2 Percent	82.2 Percent	0.0	Points

International	77.7 Percent	76.2 Percent	1.5	Points
Transatlantic	76.6 Percent	75.4 Percent	1.2	Points
Latin America	80.2 Percent	78.4 Percent	1.8	Points
Pacific	76.2 Percent	74.6 Percent	1.6	Points

Mainline	80.1 Percent	79.4 Percent	0.7	Points
Regional	76.4 Percent	76.4 Percent	0.0	Points
Consolidated	79.6 Percent	79.1 Percent	0.5	Points
ONBOARD PASSENGERS
Mainline	16,312,687	15,675,851	4.1	Percent
Regional	5,771,897	5,640,516	2.3	Percent
Consolidated	22,084,584	21,316,367	3.6	Percent
CARGO REVENUE TON MILES (000)
Total	340,517	352,738	-3.5	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
APRIL	2007	2006	Change
On-Time Performance [1]	73.5%	72.7%	0.8	Points
Completion Factor [2]	99.8%	99.9%	(0.1)	Points
March 2007 year-over-year consolidated RASM change			5.0	Percent
March 2007 year-over-year mainline RASM change			7.3	Percent
April 2007 estimated year-over-year consolidated RASM change			(0.5) - 0.5	Percent
April 2007 estimated year-over-year mainline RASM change			0.5 - 1.5	Percent
April 2007 estimated average price per gallon of fuel, including fuel taxes			1.97	Dollars
Second Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.00	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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